UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 27, 2016
(Date of earliest event reported)

STEVEN MADDEN, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23702	13-3588231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52-16 Barnett Avenue, Long Island City, New York 11104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 446-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Steven Madden, Ltd. (the "Company") held its 2016 Annual Meeting of Stockholders (the "Annual Meeting") on May 27, 2016. At the Annual Meeting, the stockholders of the Company voted on the following proposals:

Proposal Number 1.    To elect the eight nominees named in the Company's proxy statement for the Annual Meeting (the "Proxy Statement"), filed with the Securities and Exchange Commission on April 8, 2016, to the Board of Directors of the Company to serve as directors until the next Annual Meeting of the Company's stockholders and until their successors are duly elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Edward R. Rosenfeld	54,938,413	1,082,246	1,999,770
Rose Peabody Lynch	55,386,042	634,617	1,999,770
Peter Migliorini	50,671,861	5,348,798	1,999,770
Richard P. Randall	54,922,869	1,097,790	1,999,770
Ravi Sachdev	55,982,796	37,863	1,999,770
Thomas H. Schwartz	51,392,401	4,628,258	1,999,770
Robert Smith	55,253,402	767,257	1,999,770
Amelia Newton Varela	55,529,258	491,401	1,999,770

Proposal Number 2.    To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,795,487	813,566	6,174	-0-

Proposal Number 3.    To approve, on a non-binding advisory basis, the compensation of certain executive officers of the Company as disclosed in the Proxy Statement. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,583,970	1,709,110	320,778	2,001,369

Proposal Number 4.    To re-approve the material terms of the performance goals under The Steven Madden, Ltd. 2006 Stock Incentive Plan pursuant to Section 162(m) of the Internal Revenue Code. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,436,774	1,719,781	321,075	2,137,598

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2016

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld
Edward R. Rosenfeld
Chief Executive Officer